Exhibit 99.3

ALPHA NR HOLDING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DATA
September 30, 2005

		Nicewonder		2005
	Historical(1)	Acquisition		Financing		Pro Forma

	(In thousands, except share and per share amounts)
ASSETS
Current assets	$283,236	$21,526	(2)	$—		$304,762
Property, plant and equipment, net	267,481	280,094	(2)	—		547,575
Goodwill	18,641	6,885	(2)	—		25,526
Other intangibles, net	560	26,106	(2)	—		26,666
Deferred income taxes	19,616	—	(9)	—		19,616
Other assets	35,705	—		8,000	(7)	42,205
	—	—		(1,500	)(7)	—

Total assets	$625,239	$334,611		$6,500		$966,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$151,612	$11,526	(2)	$—		$208,838
		5,800	(3)
		221,000	(5)	(181,100	)(8)
Long-term debt, net of current portion	257,163	35,200	(4)	189,100	(8)	481,463
Workers’ compensation benefits	5,113	—		—		5,113
Postretirement medical benefits	22,226	—		—		22,226
Asset retirement obligation	34,284	7,900	(2)	—		42,184
Deferred gains on sale of property interests	5,166	—		—		5,166
Deferred income taxes	—	—	(9)	—		—
Other liabilities	4,678	—		—		4,678

Total liabilities	480,242	281,426		8,000		769,668

Stockholders’ equity
Preferred stock — par value $0.01, 1,000 shares authorized, none issued	—	—		—		—
Common stock — par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding, 100 shares issued and outstanding pro forma	—	—		—		—
Additional paid-in capital	138,895	53,185	(6)	—		192,080
Retained earnings	6,102	—		(1,500	)(7)	4,602

Total stockholders’ equity	144,997	53,185		(3,134)		196,682

Total liabilities and stockholders’ equity	$625,239	$334,611		$6,500		966,350

(1)	Reflects the consolidated condensed balance sheet of Alpha NR Holding, Inc. and subsidiaries as of September 30, 2005.

(2)	Reflects the estimated fair value of the net assets acquired from The Combined Entities of The Nicewonder Coal Group as shown in the table below. The Nicewonder Coal Group had equipment financing indebtedness of $41.3 million as of September 30, 2005, all of which was repaid prior to the closing of the Nicewonder Acquisition. The aggregate purchase price of the Nicewonder Acquisition was $315.2 million, consisting of cash at closing in the amount of $35.2 million, a cash tax payment of $1.9 million to be made to the sellers in April 2006, estimated transaction costs of $3.9 million, installment promissory notes issued to the sellers in the aggregate principal amount of $221.0 million, $181.1 million of which was paid on November 2, 2005, with the remaining $39.9 million due on January 15, 2006, and 2,180,233 shares of common stock of our parent valued at approximately $53.2 million for accounting purposes.

(In thousands)
Current assets	$21,526
Property, plant and equipment	280,094
Other intangibles	26,106
Goodwill	6,885

Total assets acquired	334,611

Current liabilities	11,526
Asset retirement obligation	7,900

Total liabilities assumed	19,426

Net assets acquired	$315,185

The purchase price allocation is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, and we have initiated a study to evaluate the fair values of the assets and liabilities. Fair market value adjustments reflected in the pro forma financial statements may be subject to revisions and adjustments pending finalization of the evaluation.

(3)	Reflects a cash tax payment of $1.9 million to be made to the sellers in April 2006 and estimated transaction costs of $3.9 million.

(4)	Reflects borrowings under our new credit facility revolver to pay the $35.2 million of cash paid to the sellers at the closing of the Nicewonder Acquisition.

(5)	Reflects the issuance of notes payable to the Nicewonder Coal Group sellers.

(6)	Reflects the issuance of 2,180,233 shares of our parent’s common stock to the Nicewonder Coal Group sellers at a value of $24.39 per share. For this purpose, the value was based on the average closing prices of our parent’s common stock for the five trading days surrounding October 20, 2005, the date the number of shares to be issued under the terms of the acquisition agreement became fixed without subsequent revision.

(7)	Reflects $8.0 million of estimated deferred financing costs associated with the 2005 Financings and the write-off of $1.5 million of the unamortized balance of the deferred financing costs related to our existing revolver.

(8)	Reflects the issuance of the $250.0 million seven-year term loan, the draw on our new revolver of $55.3 million, the repayment of the first installment of the seller notes in the amount of $181.1 million and the repayment of $81.0 million of our prior revolver and the payment of $35.2 million to the sellers at the closing of the Nicewonder Acquisition.

(9)	The pro forma balance sheet reflects a pro forma adjustment to record a deferred tax liability of $22.0 million due to the excess of financial accounting basis for the assets of the acquired companies over their tax basis. The pro forma balance sheet also reflects an adjustment to reverse previously recorded valuation allowance of $22.0 million due to changes in the estimate of the future realizability of our existing deferred tax assets, which offsets the net deferred tax liability recorded on the acquisition. The change in the estimate of the future realizability of the existing deferred tax assets is based upon the expectation of future taxable income from the reversal of the acquired deferred tax liability. We are completing a comprehensive analysis of the recoverability of our deferred tax assets, and such analysis may result in adjustments to the valuation allowance with an offsetting adjustment to goodwill.

ALPHA NR HOLDING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
For the year ended December 31, 2004

		2004	Internal		Nicewonder	2005
		Financings	Restructuring	Subtotal	Acquisition	Financing	Total
	Historical	Pro Forma	Pro Forma	Pro Forma	Pro Forma	Pro Forma	Pro Forma

	(1)	(2)	(3)		(4)	(5)
	(In thousands, except share and per share amounts)
Total revenues	$1,252,702	$—	$—	$1,252,702	$144,613	$—	$1,397,315

Costs and expenses:
Operating costs (exclusive of items shown separately below(6)	1,084,453	—	—	1,084,453	104,421	—	1,188,874
Depreciation, depletion and amortization	55,261	—	—	55,261	51,000	—	106,261
Selling, general and administrative expenses	43,881	—	—	43,881	2,973	—	46,854

Total costs and expenses	1,183,595	—	—	1,183,595	158,394	—	1,341,989

Income (loss) from operations	69,107	—	—	69,107	(13,781)	—	55,326

Other income (expense):
Interest expense	(20,041)	(2,697)	—	(22,738)	(1,351)	(13,808)	(37,897)
Interest income	531	—	—	531	161	—	692
Miscellaneous income (expense), net	722	—	—	722	(278)	—	444

Total other income (expense), net	(18,788)	(2,697)	—	(21,485)	(1,468)	(13,808)	(36,761)

Income (loss) from continuing operations before income taxes and minority interest	50,319	(2,697)	—	47,622	(15,249)	(13,808)	18,565
Income tax expense (benefit)	5,150	(1,025)	9,806	13,931	(5,795)	(5,247)	2,889
Minority interest	22,781	—	(22,781)	—	—		—

Income (loss) from continuing operations	$22,388	(1,672)	12,975	33,691	(9,454)	(8,561)	15,676

(1)	Reflects the combined results of operations of ANR Fund IX Holdings, L.P. and Alpha NR Holdings, Inc. and subsidiaries for the year ended December 31, 2004.

(2)	Represents pro forma interest expense, net of income taxes at the statutory rate of 38%, resulting from the 2004 Financings as shown in the table below (In thousands):

Notes payable	$228	Reflects interest at a fixed rate of 3.55% on an average balance of $7.2 million.
Equipment financing	101	Reflects pro forma interest expense at a fixed rate of 4.79% on an estimated average balance of $2.1 million.
Senior notes	17,500	Reflects pro forma interest expense at a fixed rate of 10% on our senior notes.

Funded revolver	1,111	Reflects pro forma interest at LIBOR of 1.52% plus 2.75% on an estimated average balance of $26.0 million.
Letter of credit fees	1,563	Reflects fees at the fixed rate of 3.1% on $50.0 million letters of credit outstanding under our funded letter of credit facility.
Commitment fees	495	Reflects commitment fees at 0.50% on an estimated $99.0 million average available balance.

Total cash interest expense	20,998
Amortization of deferred loan costs	1,740	Reflects deferred financing costs of $11.7 million amortized over approximately 7 years.

Total pro forma interest expense	22,738
Less: historical interest expense	(20,041)

Adjustment to interest expense	$2,697

(3)	Reflects the elimination of minority interest and related income tax effects as a result of the Internal Restructuring.

(4)	Represents the pro forma results of operations of The Nicewonder Coal Group for the year ended December 31, 2004 as if the Nicewonder Acquisition had occurred on January 1, 2004 (In thousands):

	Nicewonder			Nicewonder
	Coal Group	Pro Forma		Coal Group
	Historical(a)	Adjustments		Pro Forma

Total revenues	$144,613	$—		$144,613

Costs and expenses:
Operating costs (exclusive of items shown separately below)	103,958	463	(b)	104,421
Depreciation, depletion and amortization	11,336	39,664	(c)	51,000
Selling, general and administrative expenses	2,973	—		2,973

Total costs and expenses	118,267	40,127		158,394

Income (loss) from operations	26,346	(40,127)		(13,781)

Other income (expense):
Interest expense	(1,351)	—		(1,351)
Interest income	161	—		161
Miscellaneous income (expense), net	(278)	—		(278)

Total other income (expense), net	(1,468)	—		(1,468)

Income (loss) from continuing operations before income taxes	24,878	(40,127)		(15,249)
Income tax expense (benefit)	—	(5,795	)(d)	(5,795)

Income (loss) from continuing operations	$24,878	$(34,332)		$(9,454)

(a)	Reflects the results of operations of The Combined Entities of The Nicewonder Coal Group for the year ended December 31, 2004.
(b)	Reflects the estimated cost of providing retiree medical coverage to the production employees under Alpha’s employee benefit plan.
(c)	Reflects the additional charge for depreciation, depletion and amortization arising from purchase accounting.
(d)	Reflects the benefit of income taxes computed at the combined federal and state statutory rate of 38% on pro forma net loss of $15.2 million. The Combined Entities of the Nicewonder Coal Group were all pass-through entities for income tax purposes before the acquisition. Accordingly, the pro forma presentation computes income taxes on the pro forma loss before income taxes.

(5)	Represents pro forma interest expense, net of income taxes at the statutory rate of 38%, resulting from the 2005 Financing as shown in the table below (In thousands):

Notes payable	$228	Reflects interest on an average balance of $7.2 million.
Equipment financing	101	Reflects interest on an estimated average balance of $2.0 million.
Senior notes	17,500	Reflects interest at a fixed rate of 10% on our senior notes.
Funded revolver	615	Reflects interest at a variable rate of 6.15% on an estimated balance of $10.0 million.
Term loan	14,250	Reflects interest at a variable rate of 5.7% on a balance of $250.0 million.
Letter of credit fees	1,860	Reflects fees at the fixed rate of 3.1% on an estimated $60.0 million stated amount of letters of credit outstanding.
Commitment fees	1,025	Reflects commitment fees at the fixed rate of 0.50% on a estimated average available balance of $205.0 million.

Total cash interest expense	35,579
Amortization of deferred loan costs	2,318

Total pro forma interest	37,897
Less: historical interest expense	(24,089)

Adjustment to interest expense	$13,808

(6)	Operating expenses include cost of coal sales, freight and handling costs and the costs of other revenues.

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ALPHA NR HOLDING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
For the nine months ended September 30, 2005

				Nicewonder	2005
		Internal		Acquisition	Financing
	Historical	Restructuring	Subtotal	Pro Forma	Pro Forma	Total
	(1)	(2)	Pro Forma	(3)	(4)	Pro Forma

	(In thousands, except share and per share amounts)
Total revenues	$1,127,480		$1,127,480	$156,855	$—	$1,284,335

Costs and expenses:
Operating costs (exclusive of items shown separately below)(5)	961,276	—	961,276	102,680	—	1,063,956
Depreciation, depletion and amortization	45,521	—	45,521	38,260	—	83,781
Selling, general and administrative expenses	75,221	—	75,221	2,668	—	77,889

Total costs and expenses	1,082,018	—	1,082,018	143,608	—	1,225,626

Income from operations	45,462	—	45,462	13,247	—	58,700

Other income (expense):
Interest expense	(19,110)	—	(19,110)	(1,593)	(10,157)	(30,860)
Interest income	682	—	682	302	—	984
Miscellaneous income (expense), net	40	—	40	92	—	132

Total other income (expense), net	(18,388)	—	(18,388)	(1,199)	(10,157)	(29,744)

Income from continuing operations before income taxes and minority interest	27,074	—	27,074	12,048	(10,157)	28,965
Income tax expense (benefit)	15,141	778	15,919	4,578	(3,860)	16,637
Minority interest	2,918	(2,918)	—	—		—

Income from continuing operations	$9,015	$2,140	$11,155	$7,470	$(6,297)	$12,328

(1)	Reflects the consolidated results of operations of Alpha NR Holding, Inc. and subsidiaries for the nine months ended September 30, 2005.

(2)	Reflects the elimination of minority interest and related income tax effects as a result of the Internal Restructuring.

(3)	Represents the pro forma results of operations of the Nicewonder Coal Group for the nine months ended September 30, 2005, as if the Nicewonder Acquisition had occurred on January 1, 2004 (in thousands):

	Historical	Pro forma
	(a)	Adjustments		Pro forma

Total revenues	$156,855	$—		$156,855

Costs and expenses:
Operating costs (exclusive of items shown separately below)	102,333	347	(b)	102,680
Depreciation, depletion and amortization	10,340	27,920	(c)	38,260
Selling, general and administrative expenses	2,668	—		2,668

Total costs and expenses	115,341	28,267		143,608

Income from operations	41,514	(28,267)		13,247

Other income (expense):
Interest expense	(1,593)	—		(1,593)
Interest income	302	—		302
Miscellaneous income (expense), net	92	—		92

Total other income (expense), net	(1,199)	—		(1,199)

Income from continuing operations before income taxes	40,315	(28,267)		12,048
Income tax expense	—	4,578	(d)	4,578

Income from continuing operations	$40,315	$(32,845)		$7,470

(a)	Reflects the results of operations of The Combined Entities of The Nicewonder Coal Group for the nine months ended September 30, 2005

(b)	Reflects the estimated cost of providing retiree medical coverage to the production employees under Alpha’s employee benefit plan.

(c)	Reflects the additional charge for depreciation, depletion and amortization arising from purchase accounting.

(d)	The Combined Entities of The Nicewonder Coal Group were all pass-through entities for income tax purposes before the acquisition. Accordingly, the pro forma presentation reflects income taxes computed at the combined federal and state statutory rate of 38% on pro forma pre-tax income.

(4)	Represents pro forma interest expense for the nine months ended September 30, 2005, net of income taxes at the statutory rate of 38%, resulting from our 2005 Refinancing as shown in the table below (in thousands):

Notes payable	$256	Reflects interest on an average balance of $9.0 million.
Equipment financing	215	Reflects interest on an average balance of $2.8 million.
Senior notes	13,375	Reflects interest expense at a fixed rate of 10% on our senior notes.
Funded revolver	2,491	Reflects interest at a variable rate of 6.15% on an estimated balance of $54.0 million.
Term loan	10,688	Reflects interest at a variable rate of 5.7% on a balance of $250.0 million.
Letter of credit fees	1,511	Reflects fees at the fixed rate of 3.1% on an estimated balance of $65.0 million.
Commitment fees	585	Reflects fees at the fixed rate of .5% on an estimated $156.0 million average available balance.

Total cash interest expense	29,121
Amortization of deferred loan costs	1,739

Total pro forma interest	30,860
Less: interest as recorded	(20,703)

Adjustment to interest expense	$10,157

(5)	Operating expenses include cost of coal sales, freight and handling costs and the costs of other revenues.